EXHIBIT 99.2

                                 REVOCABLE PROXY

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       OF FIRST FRANKLIN BANCSHARES, INC.)

      The undersigned hereby appoints L. A. Walker, Jr. and John Perdue with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of First Franklin Bancshares, Inc. ("FFBS"), standing in my name on the books and records of FFBS on the 15th day of May, 1998, which the undersigned is entitled to cast at the Special Meeting of Stockholders to be held at the main office of The First National Bank and Trust Company at 204 Washington Avenue, Athens, Tennessee 37371 on June 26, 1998, at 10:00 a.m., Eastern Daylight Savings Time, and at any and all adjournments as follows:

                                                FOR       AGAINST      ABSTAIN
                                              -------    ---------    ---------
1. Approval of the Agreement and Plan of
Merger  dated as of March 19,  1998 (the
"Merger Agreement") among which provides
for,  among other things,  the merger of
FFBS  ("the   Merger")   with  and  into
BankFirst  Corporation,  with  BankFirst
Corporation    to   be   the   surviving
corporation in the Merger.  The Board of
Directors  recommends  a  vote  FOR  the
Merger    Agreement.

                                              -------    ---------    ---------

2. At their discretion, on such other business as may property come before the Special Meeting or any adjournments or postponements thereof.

                                              -------    ---------    ---------

NOTE: The Board of Directors is not aware of any other matter that may come before the meeting.

THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSITIONS STATED IF NO CHOICE IS MADE HEREON.

      Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of FFBS at the Special Meeting of the stockholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

      The undersigned acknowledges receipt of a Notice of Special Meeting called for the 26th day of June, 1998, and a Joint Proxy Statement/Prospectus dated June _____, 1998, prior to the execution of this Proxy.

                                     ------------------------------------------
                                     Date

                                     ------------------------------------------
                                     Signature of Stockholder

                                     ------------------------------------------
                                     Signature of Stockholder

                                     (Please  sign exactly as your printed name
                                     appears hereon.  When signing as attorney,
                                     executor,   administrator,    trustee   or
                                     guardian,  please give your full title. If
                                     shares  are  held  jointly,   each  holder
                                     should sign.)